Exhibit 4(b)

AMENDED AND RESTATED BYLAWS

OF

PROTECTIVE LIFE CORPORATION

(“Corporation”)

Adopted on February 25, 2013

(As Restated to Incorporate the June 3, 2014 Amendment Thereto)

ARTICLE I.

OFFICES

The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.  The principal office of the Corporation shall be located in Jefferson County, Alabama.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors or an Executive Committee may designate or as the business of the Corporation may require from time to time.

ARTICLE II.

STOCKHOLDERS

Section 1.                                          Annual Meeting.  The annual meeting of the stockholders for the purpose of electing directors, and for the transaction of such other business as may come before the meeting, shall be held at such date and time during the first five months of the calendar year as shall be specified by resolution of the Board of Directors.

Section 2.                                          Special Meetings.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, special meetings of the stockholders shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office.  The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof.  Special meetings shall be held on such date and at such time as the Board of Directors may designate.

Section 3.                                          Place of Meetings.  The place of all meetings shall be the principal office of the Corporation in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by a resolution of the Board of Directors or other person or persons entitled to call such meeting.

Section 4.                                          Notice of Meetings; Waiver of Notice.  Except as otherwise provided by law or the Certificate of Incorporation, notice given in writing or by electronic transmission of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the meeting date, by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, to each stockholder of record entitled to vote at such meeting, such notice to specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called.  If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder has filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice given by electronic transmission shall be deemed to have been given to a stockholder:  (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  Such further notice shall be given as may be required by law.  Nothing hereinabove in this Section shall affect the notice requirements of the Certificate of Incorporation.

Whenever notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need by specified in a written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 5.                                          Postponement of Meetings.  Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual or special meeting.

Section 6.                                          Business at Annual Meetings.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary pursuant to Section 4 of this Article, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section, who is entitled to vote on such matter at the meeting and who complies with the notice procedures set forth in this Section.  For business to be properly brought before an annual meeting by a stockholder, if such business is related to the election of directors of the Corporation, the procedures in Section 7 of this Article must be complied with.  If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary.  To be timely, a stockholder’s notice must be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual stockholder meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Such stockholder’s notice shall set forth in writing (1) as to each matter the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, and (C) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder and such beneficial owner as they appear on the Corporation’s books, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, such presiding officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

For the purposes of this Section and Section 7 of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition to the provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 7.                                          Nomination of Directors.  Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by a stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section.  Any such nomination by a stockholder shall be made pursuant to timely notice thereof given in writing to the Secretary.  To be timely, a stockholder’s notice must be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual stockholder meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  Notwithstanding anything in foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual stockholder meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.  Such stockholder’s notice shall set forth in writing (1) as to each person whom the stockholder and the beneficial owner, if any, on whose behalf the nomination is made, proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of stock of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and (2) as to such stockholder and such beneficial owner, if any, (A) the name and address of such stockholder and such beneficial owner as they appear on the Corporation’s books, and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary

or (2) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by a stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice shall be delivered or mailed to, and received by, the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made in accordance with the provisions of this Section, and if he or she should so determine, such presiding officer shall declare to the meeting that any such nomination not properly made shall be disregarded.  In addition to the provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Section 8.                                          Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof or entitled to receive payment of any dividend or other distribution or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to any other action.  If no record date is fixed the following shall apply:

(a)                                 The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

(b)                                 The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 9.                                          Voting Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or proxy at any meeting of stockholders.

Section 10.                                   Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11.                                   Proxies.  Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy.  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by telegram, cablegram, or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder.  No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy expressly provides for a longer period.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing an instrument in writing revoking the proxy, or by filing another duly executed proxy bearing a later date with the Secretary.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 12.                                   Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.  Unless otherwise prescribed by statute, the Certificate of Incorporation or these Bylaws, all elections shall be had, and all questions decided, by a majority vote of those shares present or represented by proxy and entitled to vote on the subject matter.  Notwithstanding the foregoing, matters which require a higher affirmative vote are specified in the Certificate of Incorporation of the Corporation.

Section 13.                                   Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such shares and vote thereon.

Treasury shares and shares belonging to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the presence of a quorum.

Section 14.                                   Voting on Certain Transactions.  A merger, consolidation or dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the Corporation’s assets shall be subject to the approval of stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote except as otherwise required by the Certificate of Incorporation of the Corporation.

Section 15.                                   Inspectors of Elections.  Preceding any meeting of the stockholders, the Chief Executive Officer shall appoint one or more persons to act as inspectors, and may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act, the presiding officer at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspectors shall:  (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at a meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist in the performance of the duties of the inspectors.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 11 of this Article, ballots and the regular books and records of the Corporation.  The inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted in this Section, the inspectors, at the time they make their certification pursuant to clause (e) of this Section, shall specify the precise information considered by them, the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained, and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 16.                                   Opening and Closing of Polls.  The date and time for the opening and the closing of the polls for each matter upon which stockholders will vote at a meeting of stockholders shall be announced at the meeting by the presiding officer of the meeting.  The inspectors shall be prohibited from accepting any ballots, proxies or votes, nor any revocations thereof or changes thereto, after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.                                          General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.                                          Number, Tenure and Qualifications.  So long as the stock of the Corporation is owned by one stockholder, the number of directors shall be three.  Effective immediately when there is more than one stockholder, the following provisions shall be effective: The number of directors shall be fixed from time to time by a resolution of a majority of the existing directors of the Corporation.  Subject to the provisions of the next paragraph, the number of directors so fixed shall be elected at the annual meeting of stockholders of the Corporation and each director so elected shall serve until the next annual meeting and until his or her successor shall be elected and shall qualify.  Each director shall have beneficial ownership of shares of Protective Life Corporation Common Stock (director qualifying shares) within sixty (60) days after (a) initially being elected to the Board or (b) being re-elected to the Board after a break in service as a director of the Corporation.  Vacancies occurring in the Board of Directors by reason of the death, resignation or removal of any director may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected to serve until the next annual meeting of the stockholders.

Any outside director who ceases to hold the same or higher position with the business or professional organization with which such person was associated when first elected a director shall automatically be deemed to have offered his or her resignation as a director of the Corporation, and the Corporate Governance and Nominating Committee shall make a recommendation to the Board of Directors with respect to such resignation; and, if the deemed offer to resign is accepted by the Board of Directors, such resignation shall be effective as of the next annual meeting of shareholders.

In the event of any increase in the number of directors, the additional offices so created may be filled by the affirmative vote of a majority of the directors in office at the time such vote is taken.  Directors elected to fill such additional offices shall serve until the next annual meeting of stockholders and until their successors shall have been elected and shall qualify.

An inside director is one who is or has been in the full-time employment of the Corporation or any of its subsidiaries, and an outside director is any other director.  Any outside director, and any inside director who is or has been the Chief Executive Officer of the Corporation, shall be eligible for reelection until that director has reached his or her 72nd birthday but not thereafter.  No other inside director shall be eligible for reelection after his or her retirement from full-time employment with the Corporation or any of its subsidiaries.

Section 3.                                          Regular Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, for election of officers and the transaction of such other business as may come before the meeting.  Other regular meetings of the Board of Directors, of which there shall be at least three each calendar year, shall be held on dates to be fixed by the Board of Directors, and at least two business days notice of the date, time and place of each such meeting shall be given to each director.

At all regular and special Board meetings the Chairman of the Board and Chief Executive Officer shall preside and in his absence, the President shall preside or, in absence of the President, the Executive Vice President shall preside.

Section 4.                                          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, an Executive Committee or any four members of the

Board of Directors, and at least two business days notice of the date, time and place of any such special meeting, and of the business to be transacted at, or the purpose of, the meeting shall be given to each director.

Section 5.                                          Notice of Meetings; Waiver of Notice.  Notice of any regular or special meeting shall be given by notice delivered personally or mailed to each director at his business or home address, or by facsimile transmission, telegram, electronic mail or other electronic transmission.  If mailed, such notice shall be deemed to be delivered two days after deposited in the United States mail so addressed, with postage thereon prepaid.  If given by telegram, such notice shall be deemed to be delivered one day after the telegram is delivered to the telegraph company.  If given by facsimile transmission, electronic mail or other electronic transmission, such notice shall be deemed to be delivered when transmitted; provided that no such notice with respect to a special meeting shall be deemed delivered until receipt is confirmed.

Whenever notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need by specified in a written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 6.                                          Quorum.  A majority of the whole number of directors constituting the Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors (but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice) and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or by these Bylaws.  Notwithstanding the foregoing provisions of this section to the contrary, in the event of an emergency caused by an enemy attack, at each meeting of the Board during such emergency the presence of one-third of the total number of directors, but in any event not less than two directors, shall constitute a quorum and be sufficient for the transaction of business.

Section 7.                                          Compensation.  Directors, by resolution of the Board of Directors, may be compensated as directors.  Such compensation may include: a fixed salary or retainer; a fixed sum for attendance at each meeting of the Board of Directors; expenses for attendance at such meetings; or any combination of the foregoing.  Members of special and standing committees of the Board, by resolution of the Board, may be compensated in like manner.  Notwithstanding the foregoing, no director who is an officer or employee of the Corporation or any of its direct or indirect subsidiaries shall receive any compensation or fees for serving as a director or a committee member.

Section 8.                                          Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, including an Executive Committee, each such committee to consist of three or more directors of the Corporation.  Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the

Corporation.  Any such committee, to the extent provided in a resolution of the Board of Directors, shall have the power and authority to declare a dividend and to authorize the issuance of stock of the Corporation.  The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of a member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Except as otherwise provided in a resolution adopted by the Board of Directors, a majority of all members of a committee shall constitute a quorum for the transaction of business.

Section 9.                                          Reliance upon Books, Reports and Records.  Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 10.                                   Action by Telephonic Communication.  Any one or more directors may participate in a meeting of the Board or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence and attendance at the meeting for all purposes of this Article.

ARTICLE IV.

OFFICERS

Section 1.                                          Officers Chosen by Board.  Officers of the Corporation shall be elected by the Board of Directors at its first meeting after the annual meeting of stockholders, and shall consist of a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Executive Vice President or Senior Vice President), a Treasurer, a Secretary, and may include a Vice Chairman of the Board of Directors and such other officer as the Board of Directors may prescribe.  All such officers shall be elected for a term of one year and until their successors are elected and qualified, but they shall, however, be subject to removal by the Board of Directors at its pleasure.  Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein.  The Board of Directors may designate one of such elected officers the Chief Executive Officer of the Corporation, and in the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer.  The Board of Directors or the Chief Executive Officer, by and with the consent and approval of the Board of Directors or of an Executive Committee, may appoint such other officers and agents as, in its, his or her discretion, are required for the proper transaction of the Corporation’s business.  Any two or more offices may be held by the same person.

The Board of Directors shall be and is hereby authorized to adopt and amend from time to time Bylaws to be effective in the event of an emergency caused by an enemy attack, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative offices or other matters deemed necessary or desirable to enable the Corporation to carry on its business and affairs.

Section 2.                                          Removal.  The Chief Executive Officer, Chairman of the Board, Vice Chairman of the Board or President may be removed, with or without cause, at any time by action of the Board of Directors.  Any other officer elected by the Board of Directors may be removed, with or without cause, at any time, by action of the Board of Directors or an Executive Committee.  Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, the Chief Executive Officer, an Executive Committee, or the superior executive officer to whom authority to so remove has been delegated by these Bylaws or by the Chief Executive Officer.

Section 3.                                          Chairman and Vice Chairman of the Board.  The Chairman and Vice Chairman of the Board of Directors, respectively, shall have and may exercise authority to act for the Corporation in all matters to the extent that such authority is delegated to such officer by the Board of Directors or an Executive Committee, and in all other matters to the extent provided by these Bylaws.  So long as the Chairman of the Board is the Chief Executive Officer, he or she shall, subject to the control of the Board of Directors, have general management and control of the affairs and business of the Corporation and shall keep the Board of Directors fully informed concerning the affairs and business of the Corporation.  The Chief Executive Officer shall perform all other duties commonly incident to his or her office.  The Board of Directors may by resolution designate the officer of the Corporation who, in the event of the death, unavailability or incapacity of the Chief Executive Officer, shall perform the duties of the Chief Executive Officer until the Board of Directors shall designate another person to perform such duties and absent such designation, the chief operating officer shall in such event perform the duties of Chief Executive Officer.

Section 4.                                          President.  Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have general management and control of the affairs and business of the Corporation, shall be its chief operating officer, and shall perform all other duties and exercise all other powers commonly incident to his or her office, or which are or may at any time be authorized or required by law.

Section 5.                                          Vice Presidents.  Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him by these Bylaws or by the Board of Directors and shall have and may exercise such powers as may from time to time be assigned to him by the Chief Executive Officer.

Section 6.                                          Other Authority of Officers.  The Chairman of the Board of Directors, Vice Chairman of the Board of Directors and the President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Corporation, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors.  The Chief Executive Officer, the President, the Treasurer or such other officers as are authorized by the Board of Directors may enter into contracts in the name of the corporation or sell and convey any real estate or securities now or hereafter belonging to the Corporation and execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Corporation, is authorized and empowered to satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Corporation is a grantee or of which it is the owner, and any such satisfaction and discharge heretofore or hereafter so entered by any such officer shall be valid and in all respects binding on the Corporation.

Section 7.                                          Secretary.  The Secretary shall attend all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for the purpose, and shall perform like duties for the Board and its committees as required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.  He or she shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, and shall keep a record, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence and the number of shares of stock held by them respectively.  The Secretary shall also be the transfer agent of the Corporation for the transfer of all certificates of stock ordered by the Board of Directors, and shall affix the seal of the Corporation to all certificates of stock or other instruments requiring the seal.  He or she shall keep such other books and perform such other duties as may be assigned to him or her from time to time.  The Board of Directors may designate a bank or trust company as transfer agent for the Corporation stock, in which case such transfer agent shall perform all duties above set forth relative to transfer of such stock.

Section 8.                                          Treasurer.  The Treasurer shall have custody of all the funds and securities of the Corporation, and shall perform such duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

ARTICLE V.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.                                          Certificates for Shares.  The Certificates for shares of the capital stock of the Corporation shall be in such form as is prescribed by law and approved by the Board of Directors.

Section 2.                                          Lost, Stolen, or Destroyed Certificates.  Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agents an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed.  If required by the Secretary, he or she also shall give the Corporation a bond, in such form as may be approved by the Secretary, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

Section 3.                                          Transfer of Shares.  Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section.  Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

Section 4.                                          Regulations.  The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE VI.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VII.

DIVIDENDS

The Board of Directors at any regular or special meeting may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE VIII.

SEAL

The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal.”

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 1.                                          Action Without a Meeting.  Nothing contained in these Bylaws or in the Certificate of Incorporation of the Corporation shall be deemed to restrict the power of the Board of Directors or members of any of its committees to take any action required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

Section 2.                                          Waivers of Notice.  Whenever notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 3.                                          Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time); or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (i) the provisions of this Article IX, Section 3 and (ii) the personal jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE X.

AMENDMENTS

The Bylaws and any amendments thereof may be altered, amended, changed or repealed, or new Bylaws may be adopted, by the Board of Directors (a) at any regular or special meeting by the affirmative vote of all the members of the Board, or (b) at any regular or special meeting of the Board, the notice of which shall have stated the amendment of the Bylaws as one of the purposes of the meeting and set forth a summary of the proposed amendment or amendments, by the affirmative vote of a majority of all the members of said Board; but these Bylaws and any amendments thereof, including Bylaws adopted by the Board of Directors, may be altered, amended, changed or repealed and other Bylaws may be enacted by the stockholders at any annual meeting or at any special meeting provided that notice of such proposed alteration, amendment, change, repeal or enactment shall have been given in the notice of the meeting.  Provided, however, that nothing herein contained may be construed to conflict with restrictions set forth in the Certificate of Incorporation of the Corporation.

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